Exhibit 10.1
SEPARATION AND RELEASE OF CLAIMS AGREEMENT
     This Separation and Release of Claims Agreement (“Agreement”) is made by and between David M. Kelley (“Employee”) and TD Ameritrade Holding Corporation (“Company”) (collectively referred to as the “Parties”).
RECITALS
     WHEREAS, the Company and Employee have entered into Restricted Stock Unit Agreements, as detailed in the attached Schedule A, (collectively the “RSU Agreements”) pursuant to which Employee was eligible to participate in the Company’s 1996 Long-Term Incentive Plan (the “LTIP”);
WHEREAS, the Company and Employee have entered into an Associate Agreement dated as of May 24, 2006 (the “Associate Agreement”);
WHEREAS, Employee was employed by the Company;
     WHEREAS, Employee’s employment with Company will be terminated on or about January 28, 2011 (the “Termination Date”);
     WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company;
     NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:
COVENANTS
     1. Consideration. Employee agrees that the consideration provided below in Sections 1(b), (c), (d) and (e) constitute good and adequate consideration for the promises, covenants, restrictions and other terms and conditions provided by this Agreement given that no such severance benefits were required to be paid or provided by the Company to Employee prior to the Effective Date, as defined in Section 27 below.
          (a) Accrued Payments. The Company agrees to pay Employee (i) Employee’s accrued but unpaid salary and (ii) Employee’s accrued but unused vacation, in each case which has accrued through the Termination Date, within thirty (30) days following the Termination Date. The Company also agrees to pay Employee for any unreimbursed business expenses required to be reimbursed to Employee pursuant to the Company’s normal and customary business expense reimbursement procedures.

          (b) Severance Payments.
               (i) The Company agrees to pay Employee $400,000, which is equal to twelve (12) months of Employee’s base salary. Payment of this amount pursuant to this Section 1(b)(i) shall be made over twelve (12) months in substantially equal monthly installments of $33,333.33 beginning on the first regular payroll date following the Effective Date, subject to all required withholdings.
               (ii) The Company also agrees to pay Employee $3,540,055, which is equal to the sum of (A) the Employee’s current annual cash incentive bonus target ($900,000), (B) the pro-rata portion of Employee’s current annual target incentive bonus ($225,000) and (C) the cash value, as determined in the sole and absolute discretion of the Company, of the forfeited portion of Employee’s Restricted Stock Units reflected on the attached Schedule A ($2,415,055). Payment of this amount pursuant to this Section 1(b)(ii) shall be made in three (3) equal payments of $1,180,018.33 on each of August 1, 2011, November 1, 2011 and February 1, 2012, subject to all required withholdings.
          (c) Restricted Stock Units. The Parties agree that the vesting of Employee’s outstanding Restricted Stock Units, as of the Termination Date, is reflected on the attached Schedule A, and reflects the pro-rata vesting acceleration required pursuant to the terms of the applicable RSU Agreements, and that all awards and the shares issued thereunder, shall continue to be subject to all of the terms and conditions of the applicable RSU Agreements and LTIP. The shares of Company stock underlying the pro-rata vested portion of the Restricted Stock Units shall be settled as soon as practicable after the Termination Date, but in no event later than February 15, 2011.
          (d) Benefits. Employee (and any eligible dependents) shall be eligible for continued health benefits pursuant to COBRA continuation coverage (as described in Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”)). The Company agrees to pay the employer portion of any premiums for continued health benefits under any Company group medical or dental plan for Employee (and any eligible dependents) until the first to occur of (i) twelve (12) months following the Termination Date, or (ii) the date Employee obtains other comparable coverage. Except as otherwise set forth herein, Employee’s participation in all other benefits and incidents of employment shall cease on the Termination Date, except with respect to Employee’s participation, as a terminated employee, in any 401(k) plan. Employee shall cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.
          (e) Outplacement. Employee will be eligible for an executive outplacement assistance program through an outplacement provider which is selected by the Employee and approved by the Company, up to an amount of $15,000.
          f) Legal Fees. Employer will reimburse Employee’s legal fees and expenses incurred by Employee in connection with the review and negotiation of this Agreement up to $30,000 on the delivery of invoices.

          (g) Home Security. Employee agrees to allow the dismantling and removal of the home security system which has been installed in his homes which is the property of the Company. The Company will coordinate with Employee on a mutually convenient time for the work to be performed, but in no event later than March 31, 2011,subject to ADT’s schedule. The Company will have no further liability for the monitoring or maintenance of those systems after the Termination Date except that it will pay any appropriate invoices received within 30 days of the removal, for reasonable costs incurred in repairing damage caused by the removal, if any.
     2. Confidential Information. Employee shall continue to maintain the confidentiality of all Confidential and proprietary information of the Company as set forth in Section 3 of the Associate Agreement and shall continue to comply with the terms and conditions of the Associate Agreement, which continues in full force and effect except as may be expressly modified by this Agreement. Employee shall return all of the Company’s property and Confidential and proprietary information in his possession to the Company on the Termination Date except as provided in Section 1(g) above and an iPad which Employee has received on condition that he return the iPad currently in Employee’s possession (which shall be considered as income to Employee in an amount equal to the then current fair market value of the Company property and the Company shall withhold all applicable taxes associated with such transfer of property). Employee affirmatively asserts that he has returned all Company property to the Company and is not in possession of any Company Confidential or Proprietary information or property, including, but not limited to, any information that may be contained in computer files, discs and hard copies of documents or files.
     3. Payments. Employee acknowledges and represents that the Company will have paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the above noted payments and benefits are received.
     4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:
          (a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
          (b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the Maryland Laws Against Job Discrimination; and the New Jersey Law Against Discrimination;
          (e) any and all claims for violation of the federal, or any state, constitution;
          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
          (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
          (h) any and all claims for attorneys’ fees and costs.
     The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Notwithstanding anything to the contrary herein, this release shall not apply with respect to (i) any of the Company’s obligations under this Agreement and (ii) the Employee’s indemnification rights pursuant to Section 15 of this Agreement.
     Employee acknowledges and agrees that any breach of any provision of this release shall constitute a material breach of this Agreement and shall entitle the Company to all appropriate and available injunctive and other equitable relief, including specifically to immediately recover and cease the severance benefits provided to Employee under this Agreement.
     5. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:
          (a) he should consult with an attorney prior to executing this Agreement;
          (b) he has up to twenty-one (21) days within which to consider this Agreement;
          (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;
          (d) this Agreement shall not be effective until the revocation period has expired; and,
          (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.
     6. Unknown Claims. Employee acknowledges that he has been advised by legal counsel and is familiar with the principle that a general release does not extend to claims which the releasor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.
     7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
     8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, or any of its subsidiaries, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, or any of its subsidiaries. For purposes of this Section 8, “subsidiaries” means those companies that are subsidiaries of the Company on the Termination Date.
     9. No Cooperation. Employee agrees he shall not intentionally act in any manner that might damage the business of the Company. For purposes of clarity, this provision is not intended to conflict with any other provisions of this Agreement. Employee agrees that he shall not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless otherwise required to do so under a subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, regulatory request or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such court order, subpoena, regulatory request or legal discovery device to the Company.
     10. Non-Disparagement, Non-Solicitation and Non-Competition; No Duty to Mitigate; Conditions to Receipt of Severance.
          (a) Non-Disparagement. Employee shall not disparage or make negative, derogatory or defamatory statements about the Company, its business activities, or any of its past (to the extent known to Employee) or current directors, officers, employees, and affiliates, or any of them. The Company shall direct those employees who are aware of the facts and circumstances of the termination of Employee’s employment and this Agreement and its director and, officers that they shall not directly or indirectly, now or any time in the future, whether in writing, orally or electronically, disparage or make negative, derogatory or defamatory statements about the Employee. Disparagement shall not include testimony or reporting made in a truthful and good faith manner, provided pursuant to or in connection with legal or regulatory matters. All inquiries by potential future employers of Employee shall be directed to the Company’s Human Resources Department. Upon inquiry, the Human Resources Department shall only state the following: Employee’s last position and dates of employment. Except that on the request of the Employee, the Company will send a reference letter in a form agreeable to the parties. In response to an inquiry from the press after the required filing of an 8K, the Company’s investor relations office and Employee will respond by referring to the Press Release issued on January 21, 2011.
          (b) Non-Solicitation. Beginning on the Termination Date and ending on the first anniversary of the Termination Date, neither Employee nor any business in which Employee may engage or participate in will (A) knowingly hire, solicit for hire or attempt to hire any employee of the Company or any of its Affiliates (as defined below), or (B) encourage any employee of the Company or any of its Affiliates to terminate such employment. For purposes of this Agreement, “employee” means current employees as well as anyone employed by the Company or any of its Affiliates within the six (6) months prior to the Termination Date; provided, however, that this provision will not preclude any business in which Employee may engage or participate in from soliciting any such employee by means of or hiring any such employee who responds to a public announcement placed by the business as long as Employee otherwise complies with subsections (A) and (B) of this Section 10(b) above.
          (c) Non-Competition. Beginning on the Termination Date and ending on the first anniversary of the Termination Date (the “Non-Compete Period”), Employee will not (without the written consent of the Company’s Chief Executive Officer (“CEO”)) engage or participate in any business within any state in the United States, or any province in Canada, where the Company conducts business (as an owner, partner, stockholder, holder of any other equity interest, or financially as an investor or lender, or in any capacity calling for the rendition of personal services or acts of management, operation or control) which is engaged in any activities and for any business competitive with any of the primary businesses conducted by the Company or any of its Affiliates (as defined below). For purposes of this Agreement, the term “primary businesses” is defined as an on-line brokerage business, including without limitation the active trader and long term investor client segments, and the investment adviser business, (collectively a “Competitive Business”). Provided that this restriction will not restrict Employee from consulting with and/or being employed by a business, firm, corporation, partnership or other entity that owns or operates an on-line brokerage or investment adviser, provided that (i) the on-line brokerage and/or investment adviser business is de minimis as compared to its core business in terms of revenue and/or resources, and (ii) Employee’s involvement with the company excludes, directly or indirectly, the on-line brokerage and/or investment adviser business during the Non-Compete Period. Notwithstanding the foregoing, Employee may own securities of a Competitive Business so long as the securities of such corporation or other entity are listed on a national securities exchange or on the NASDAQ Global Market and the securities owned directly or indirectly by Employee do not represent more than 2% of the outstanding securities of such corporation or other entity.
During the Non-Compete Period, neither Employee, nor any business in which Employee may engage or participate in, will directly or indirectly, (A) knowingly induce any customer or vendor of the Company or of corporations or businesses which directly or indirectly are controlled by the Company (collectively, the “Affiliates”) to patronize any Competitive Business; (B) knowingly request or advise any customer or vendor to withdraw, curtail or cancel such customer’s or vendor’s business with the Company or any of its Affiliates; or (C) compete with the Company or any of its Affiliates in merging with or acquiring any other company or business (whether by a purchase of stock or other equity interests, or a purchase of assets or otherwise) which is a Competitive Business. For purposes of this paragraph, “customer or vendor” means any person or company that is a “customer or vendor” of the Company or its Affiliates on the Termination Date.
In the event that any of the provisions of this Section should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions will and are hereby reformed to the maximum time, geographic or occupational limitations permitted by applicable law. Nothing in this Agreement is intended to alter the terms of the RSU’s or Associate Agreements regarding non-competition and non-solicitation which remain in full force and effect.
          (d) No Duty to Mitigate. Employee will not be required to mitigate the amount of any payment or consideration contemplated by this Agreement, nor will any earnings that Employee may receive from any other source reduce any such payment or consideration.
          (e) Conditions to Receipt of Severance. The receipt of any payments and benefits under this Agreement will be subject to the Employee complying with the requirements of this Section 10. To the extent the Employee has violated any term and condition of this Section 10, the Company may take all appropriate and available injunctive and other equitable relief, including specifically to cease the payment of the severance specified in Section 1 of this Agreement and the Employee shall be required to repay to the Company the amount of any such severance already paid by the Company pursuant to Section 1 of this Agreement (other than the accrued payments specified in Section 1(a)).
     11. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

     12. No Knowledge of Wrongdoing. Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency.
     13. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.
     14. Costs. Except as otherwise provided herein, the Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.
     15. Indemnification.
          (a) The Parties agree to indemnify and hold harmless each other from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the other Party arising out of the breach of this Agreement by the other Party, or from any false representation made herein by the other Party, or from any action or proceeding which may be commenced, prosecuted or threatened by the other Party or for the other Party’s benefit, upon the other Party’s initiative, or with the other Party’s aid or approval, contrary to the provisions of this Agreement. The Parties further agree that in any such action or proceeding, this Agreement may be pled by the the Party as a complete defense, or may be asserted by way of counterclaim or cross-claim.
          (b) After the Termination Date, Employee will continue to be provided with indemnification for matters relating to the period of Employee’s employment with the Company, to the maximum extent permitted under applicable law and by the Company’s Articles of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, on terms no less favorable than those provided to any other Company executive officer; provided that the Company will not advance any fees in any proceeding in which the Employee is pursing claims against the Company unless and until a final determination is made that the Company is liable, but will advance reasonable fees in other circumstances to the extent permitted under applicable law and by the Company’s Articles of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, on terms no less favorable than those provided to any other Company executive officer.
     16. Cooperation in Litigation. Employee agrees to cooperate fully with the Company in any matters that have or may result in a legal or regulatory claim against the Company, and of which Employee may have knowledge as a result of Employee’s employment with the Company. This requires Employee, without limitation, to (1) make himself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for Employee’s out-of-pocket costs, and (2) notify the Company promptly of any requests to Employee for information related to any pending or potential legal or regulatory claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting the representative of the Company to be present during any communication of such information. Nothing herein prohibits Employee from retaining his own counsel to review the Company’s requests. The Company hereby agrees to reimburse Employee for his reasonable and appropriate out-of-pocket costs and expenses incurred in connection with Employee’s cooperation in accordance with this Section, including, but not limited to, reasonable attorney’s fees. This right to reimbursement is subject to Employee submitting documentation of the costs and expenses to be reimbursed within ninety (90) days after incurring any such costs or expenses.
     17. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, Employee’s employment by the Company, Employee’s service as an officer or director of the Company, or Employee’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration in New York, New York before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the Maryland Rules of Civil Procedure. The Parties agree that the prevailing Party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to each party’s obligations under this Agreement and the agreements incorporated herein by reference.
     18. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
     19. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.
     20. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.
     21. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Associate Agreement and the RSU Agreements, which shall remain in full force and effect.
     22. No Waiver. The failure of any Party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.
     23. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either Party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.
     24. Governing Law. This Agreement shall be deemed to have been executed and delivered within the state of Maryland, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the state of Maryland, without regard to conflict of law principles. To the extent that either Party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each Party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the state of Maryland.
     25. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.
     26. Section 409A of the Code.
          (a) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the final treasury regulations issued under Section 409A of the Code (the “Treasury Regulations”) shall not constitute deferred compensation for purposes of Section 409A of the Code.
          (b) Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
          (c) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) shall not constitute deferred compensation subject to Section 409A of the Code. For purposes of this Section 27(c), “Section 409A Limit” will mean the lesser of two (2) times: (i) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during the Company’s taxable year preceding the Company’s taxable year of Employee’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1); or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Termination Date occurs.
          (d) With respect to reimbursements (whether such reimbursements are for business expenses or, to the extent permitted under the Company’s policies, other expenses) and/or in-kind benefits, in each case, that constitute deferred compensation subject to Section 409A of the Code, each of the following shall apply: (1) no reimbursement of expenses incurred by the Employee during any taxable year shall be made after the last day of the following taxable year of the Employee, (2) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a taxable year of the Employee shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, to the Employee in any other taxable year, and (3) the right to reimbursement of such expenses or in-kind benefits shall not be subject to liquidation or exchange for another benefit. The Company and Employee agree that this Agreement and the rights granted to the Employee hereunder are intended to meet the requirements of paragraphs (2), (3) and (4) of Section 409A(a)(1)(A) of the Code.
          (e) Notwithstanding anything to the contrary in this Agreement, no severance payments will become payable under this Agreement until Employee has a “separation from service” within the meaning of Section 409A of the Code.
          (f) This Section 26 is intended to comply with the requirements of Section 409A of the Code so that none of the severance payments and benefits to be provided hereunder will be subject to either (1) the six (6) month delay which may otherwise be required with respect to payments of deferred compensation to “specified employees” as defined in Section 409A, and (b) any additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.
     27. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee.
     28. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
     29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
          (a) they have read this Agreement;
          (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
          (c) they understand the terms and consequences of this Agreement and of the releases it contains; and
          (d) they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

TD AMERITRADE HOLDING CORPORATION
Dated: February 11, 2011	By	/s/ ELLEN KOPLOW
Ellen Koplow
EVP, General Counsel and Secretary

David M. Kelley, an individual
Dated: February 11, 2011	/s/ DAVID M. KELLEY

Schedule A
Restricted Stock Unit Vesting / Forfeiture as of Termination Date

		Total	Pro-Rata	Shares
Grant Date	Expiration Date	Granted	Vested	Forfeited
10/28/2008	Termination Date	51,967	34,644	17,323
10/28/2008	Termination Date	35,113	23,408	11,705
10/29/2009	Termination Date	39,640	13,213	26,427
3/3/2010	Termination Date	5,777	0	5,777
10/29/2010	Termination Date	54,045	0	54,045

TOTAL:		186,542	71,265	115,277